Exhibit 3.1

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsuANr ro NRs 18.380 & 18.38st18.39o) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURsuANrro NRs 78.403) Officer's Statement (PuRsuANrro NRs 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State: I Silo Pharma, Inc. jNV2023979131- .. -- - .. -· - - Entity or Nevada Business Identification Number (NVID): 2. Restated or D Certificate to Accompany Restated Articles or Amended and Restated Articles I ] Amended and 0 Restated Articles - No amendments; articles are restated only and are signed by an Restated Articles: officer of the corporation who has been authorized to execute the certificate by (Select one) resolution of the board of directors adopted on: I I (If amending and The certificate correctly sets forth the text of the articles or certificate as amended restating only, complete to the date of the certificate. section 1,2 3, 5 and 6) D Amended and Restated Articles • Restated or Amended and Restated Articles must be included with this filing type. 3. Type of □ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Amendment Filing Issuance of Stock) Being Completed: The undersigned declare that they constitute at least two-thirds of the (Select only one box) following: (Check only one box) □ incorporators □ board of directors (If amending, complete The undersigned affirmatively declare that to the date of this certificate, no stock section 1, 3, 5 and 6.) of the corporation has been issued ~ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: : More than· 50% : I -· - - - - -----. - ~ • i Or D No action by stockholders is required, name change only. □ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: I I Jurisdiction of formation: I I Changes to takes the following effect: □ The entity name has been amended. O Dissolution O The purpose of the entity has been amended. □Merger D The authorized shares have been amended. D Conversion D Other: (specify changes) • Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 9/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsuANrrn NRs 18.380 & 78.385n8.390J Certificate to Accompany Restated Articles or Amended and Restated Articles (PURsuANr ro NRs 78.403) 4. Effective Date and Time: (Optional) 5. Information Being Changed: (Domestic corporations only) 6. Signature: (Required) Officer's Statement (PuRsuANrrn NRs 80.030) Date: Time: ! _________________________ J (must not be later than 90 days after the certificate is filed) Changes to takes the following effect: D The entity name has been amended. D The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) D The purpose of the entity has been amended. ~ The authorized shares have been amended. D The directors, managers or general partners have been amended. D IRS tax language has been added. D Articles have been added. D Articles have been deleted. D Other. The arti~l~s ~~ve been_~n,ended as foUo""'s: (provide articl_e numbers, if available) :Articles 8 and 10 have been amended as set forth on Annex A --------------- (attach additional page(s) if necessary) x Isl Eric Weisblum I Chief Executive Officer Signature of Officer or Authorized Signer Title x _____________ _ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page2of2 Revised: 9/1/2023

Silo Pharma, Inc Certificate of Amendment to Articles of Incorporation Annex A Article 8. Authorized Shares (number of shares corporation is authorized to issued) is amended and restated as follows: "Number of Authorized Shares with Par Value: Number of Common share with Par Value: Number of Preferred Share with Par value: 255,000,000 250,000,000 5,000,000 Par value: $0.0001 Par value: $0.0001 Par value: $0.0001" Thie first paragraph of Article TENTH is of the Corporation's Articles of Incorporation shall be amended restated in its entirety as follows: "The corporation is authorized issue two classes of stock. One classes shall be common stock, par value $0.0001 per share ("Common Stock"), of which the corporation shall have the authority to issue 250,000,000 shares. The second class of stock shall be preferred stock, par value $0.0001 per share ("Preferred Stock") of which the corporation shall have the authority to issue is 5,000,000 shares." SMRH:4910-7216-1479.I 081326 -1- 72GJ-314009